                                                                 EXHIBIT 2(D)(2)

                       [FORM OF SUBSCRIPTION CERTIFICATE]

                           THIS PAYMENT IS NON-TRANSFERABLE
Account #________    PAYMENT MUST BE IN U.S. DOLLARS. ONLY     Certificate for
                     MONEY ORDERS OR CHECKS DRAWN ON A BANK
                     LOCATED IN THE CONTINENTAL UNITED
                     STATES AND MADE PAYABLE TO THE TURKISH
                     INVESTMENT FUND, INC. WILL BE ACCEPTED.
                     PLEASE REFERENCE YOUR RIGHTS CARD         -----------------
                     CONTROL NUMBER ON YOUR CHECK, MONEY            RIGHTS
                     ORDER OR NOTICE OF GUARANTEED DELIVERY.
                     YOU MAY REQUEST THAT YOUR BANK, TRUST
                     COMPANY OR BROKER (IF A MEMBER OF THE
                     NEW YORK STOCK EXCHANGE) SUBMIT A
                     NOTICE OF GUARANTEED DELIVERY ON YOUR
                     BEHALF BY 5.00 P.M. ON THE EXPIRATION
                     DATE.

                        THE TURKISH INVESTMENT FUND, INC.

                      SUBSCRIPTION RIGHTS FOR COMMON STOCK          CUSIP

                            SUBSCRIPTION CERTIFICATE
                       THESE RIGHTS ARE NON-TRANSFERRABLE
                       SUBSCRIPTION PRICE:_______________

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 p.m. NEW YORK TIME ON
                         THE EXPIRATION DATE: [ ], 2006

REGISTERED OWNER:

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.01 par value per share, of The Turkish Investment Fund, Inc. (the "Fund"), shown above pursuant to the
Primary Subscription Right and upon the terms and conditions and at the
Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription
Privilege for Rights Holders, as described in the Prospectus. Each Record Date
Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the
Primary Subscription (the "Over Subscription Privilege"). If enough Shares are available, or if the Board of the Fund approves the distribution of additional
Shares, all of these requests will be honored in full. Regardless of whether the
Fund issues such additional Shares, to the extent Shares are not available to honor all requests, the available Shares will be allocated pro rata among those
Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for over-subscriptions will be delivered as soon as practicable after full payment for such Shares have been received and cleared and after all allocations have been effected.

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common
Stock, $.01 par value, of The Turkish Investment Fund, Inc. (the "Fund"), in the
ratio of one share of Common Stock for each four Rights, pursuant to the Offer and upon the terms and conditions and at the price for each share of Common
Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders
only, as described in the Prospectus. Under this Privilege, each Record Date
Stockholder who fully exercises all Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the
Primary Subscription, or additional Shares issued by the Fund subject to Board approval, and subject to pro rata allocation if in sufficient additional Shares are available. Stock certificates for the shares subscribed for pursuant to the
Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after full payment has been received and cleared and after all allocations have been effected. Any additional payment required from a
Record Date Stockholder must be received by the Subscription Agent by [ ], 2006 unless the Offer is extended. Any excess payment to be refunded by the Fund to a
Record Date Stockholder will be delivered as soon as practicable after the
Expiration Date. To subscribe pursuant to the Primary Subscription Right, three
Rights and the Subscription Price are required for each share of Common Stock.
To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus.
Payment of the Estimated Subscription Price of $[ ] per share must accompany the
Subscription Certificate. See reverse side of form.

Dated:

    ____________________________________             __________________________
            CHIEF EXECUTIVE OFFICER                         SECRETARY

COUNTER SIGNED AND REGISTERED:
  AMERICAN STOCK TRANSFER & TRUST COMPANY, TRANSFER AGENT AND REGISTRAR
       (NEW YORK, N.Y.)

By: _________________________________

                                AUTHORIZED SIGNATURE

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

BY MAIL:                          BY OVERNIGHT COURIER:             BY HAND:
American Stock Transfer & Trust   American Stock Transfer & Trust   American Stock Transfer & Trust
Company                           Company                           Company
Operation Center                  Operation Center                  Attn: Reorganization Department
Attn: Reorganization Department   Attn: Reorganization Department   59 Maiden Lane
6201 15th Avenue                  6201 15th Avenue                  New York, New York 10038
Brooklyn, New York 11219          Brooklyn, New York 11219

To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights

100 rights divided by 4 = 25 primary shares

The maximum number of primary subscription shares would be 25

                      A.        25       x$          =$

To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary
Subscription in full may apply for shares pursuant to the Over-Subscription
Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription.
Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the Estimated Subscription Price, the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised)
and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Estimated
Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase, at the Estimated Subscription Price, the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

                                                  Expiration Date ([                ], 2006  unless extended)

A. Primary Subscription                 x         $                 =                 $

    (4 Rights = 1 share)         (No. of Shares)  (Estimated Subscription Price)

B. Over-Subscription Privilege          x         $                 =                 $

                                     (Shares)     (Estimated Subscription Price)

C. Amount of Check Enclosed             =         $

   (or amount in Notice of Guaranteed Delivery)

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common
Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.
I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the
Fund may exercise any of the remedies set forth in the Prospectus.

________________________________________________________________
Signature(s) of Subscriber(s)

________________________________________________________________
Address for delivery of Shares if other than shown on front

If permanent change of address, check here |_|

Please give your telephone number: (  )_________________________________

Please give your e-mail address:       _________________________________